Exhibit 10.8

SERENA SOFTWARE, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Participant:

Grant Date:

Number of Restricted Stock Units:

This Restricted Stock Unit Agreement (this “Agreement”), effective as of the “Grant Date” set forth above, is between Serena Software, Inc. (the “Company”) and the Participant whose name is set forth above, and is issued pursuant to the Serena Software, Inc. Amended and Restated 2006 Stock Incentive Plan (as amended from time to time, the “Plan”).

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning set forth in the Plan.

2. Grant of Units. The Company hereby grants the number of Restricted Stock Units set forth above to the Participant. Each unit represents the right to receive one share of Common Stock (a “Share”) upon the expiration or termination of the Restricted Period (as defined below), subject to the terms, conditions and restrictions set forth in the Plan, this Agreement and the Management Stockholders Agreement. The Participant’s interest in the Restricted Stock Units shall be that of a general, unsecured creditor of the Company.

3. Restricted Period. The “Restricted Period” shall mean the period beginning on the Grant Date and expiring on the third anniversary thereof. Except as otherwise provided in Section 6, upon the expiration or termination of the Restricted Period, the Restricted Stock Units granted hereunder shall (to the extent not previously vested) vest in full and Shares in respect thereof shall be issued to the Participant in accordance with Section 15 hereof.

4. Restrictions on Transfer During Restricted Period. Unless otherwise permitted by the Committee, the Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, loaned, or otherwise disposed of, and during the Participant’s lifetime the Participant’s rights with respect to the Restricted Stock Units shall be exercised only by such Participant or by his or her guardian or legal representative, except that the Restricted Stock Units may be transferred by will or by the laws of descent and distribution. Any sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 4 shall be null and void.

5. Change in Control or Initial Public Offering During Restricted Period

(a) Subject to Section 8, if a Change in Control or an Initial Public Offering (as defined below) occurs during the Restricted Period, and the price per Share (as determined by the Board in good faith) is valued at greater than $3.00 per Share (a “Liquidity Event”) at the time of the Liquidity Event, a percentage of the Restricted Stock Units that are unvested as of immediately prior to such Liquidity Event will vest immediately prior to the occurrence of such Liquidity Event. The percentage of the Restricted Stock Units that vest shall be determined in accordance with the following schedule, subject to linear interpolation for per Share values which fall between the values set forth below. Shares in respect of any Restricted Stock Units that vest in accordance with this Section 5 shall be issued to the Participant in accordance with Section 15.

Per Share Value	Percentage of the Unvested Portion of the Restricted Stock Units that Vests
$3.00	0%
$3.25	33.3%
$3.50	66.7%
$3.75	100%

(b) Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control, any unvested Restricted Stock Units shall become fully vested in the event that the Participant’s Continuous Service is terminated by the Company (or its successor in interest) without Cause, or as a result of the Participant’s resignation for Good Reason, during the twelve-month period following a Change in Control, upon the date of such termination or resignation, as applicable. Shares in respect of any Restricted Stock Units that vest in accordance with this Section 5 shall be issued to the Participant in accordance with Section 15.

(c) For purposes of this Agreement, “Initial Public Offering” shall mean an initial public offering of the Company of at least 25% of the outstanding shares of Common Stock, or that results in gross proceeds to the Company equal to or greater than $25,000,000. For the avoidance of doubt, any subsequent public offering of the Company will be combined with the Initial Public Offering of the Company in order to determine whether the 25% threshold contained in the preceding sentence has been surpassed.

6. Termination of Continuous Service During Restricted Period. In the event that the Participant’s Continuous Service terminates or is terminated for any reason during the Restricted Period, the Participant shall automatically forfeit all of the then outstanding Restricted Stock Units that have not previously vested pursuant to Section 5 and all of the Participant’s rights hereunder shall cease.

7. Dividends. If the Company shall pay a cash dividend on its Common Stock, the Participants shall not be entitled to any cash dividend equivalent payments in respect of or corresponding to the Restricted Stock Units.

8. Changes in Common Stock. In the event of any change in the number and kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock dividend, stock split, reverse stock split, or any extraordinary distribution or extraordinary dividend to holders of Common Stock (whether paid in cash or otherwise), or any similar change affecting the Common Stock, the Committee shall make an appropriate adjustment in (i) the applicable Vesting Thresholds so that such Vesting Thresholds appropriately reflect the impact of such change on the Common Stock and (ii) the number and terms of the Restricted Stock Units subject to this Agreement so that, after such adjustment, the Restricted Stock Units shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that the Participant would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if the Participant had owned on the applicable record date a number of shares of Common Stock equal to the number of Restricted Stock Units subject to this Agreement prior to such adjustment.

9. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right to continued employment by the Company or any of its subsidiaries, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any of its subsidiaries to terminate the Participant’s employment at any time for any reason whatsoever, whether or not with cause.

10. No Rights as a Stockholder. The Participant’s interest in the Restricted Stock Units shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance with Section 15.

11. General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Common Stock is listed for trading.

12. Legend on Certificates. The certificates representing the Shares issued in respect of vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee or the Company may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee or the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. In addition, the Shares issued in respect of vested Restricted Stock Units shall bear such legends as may be provided for under the Management Stockholders Agreement.

13. Securities Laws. Upon the acquisition of any Shares issued in respect of vested Restricted Stock Units, the Participant will make or enter into such written representations, warranties and agreements as the Committee or the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

14. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive officer of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15. Issuance of Shares. Upon the vesting of the Restricted Stock Units hereunder, subject to payment by the Participant of any applicable taxes in accordance with Section 16 of this Agreement, the Company shall, as soon as reasonably practicable (and no later than 10 calendar days following the date the Restricted Stock Units become vested, but subject to any delay necessary to comply with Sections 11 or 25 hereof), issue the corresponding Shares to the Participant. The Company shall not be required to deliver any fractional Shares, but shall pay to the Participant, in lieu thereof, an amount in cash equal to the Fair Market Value as of the date the restrictions lapse of such fractional Share. Notwithstanding the provisions of this Section 15, if the Restricted Stock Units have been transferred in accordance with the provisions of Section 4 prior to the issuance of the Shares to the Participant in accordance with this Section, then the issuance of the Shares and any payment in lieu of fractional Shares shall be made to the transferee(s).

16. Tax Withholding. As a condition to the Company’s issuance of any Shares as provided in Section 15, the Participant must remit to the Company an amount sufficient to satisfy Federal, state, local or foreign withholding tax requirements. The payment shall, at the Participant’s election and subject to such procedures as the Committee or the Company may require, be in (i) cash, (ii) a reduction in the number of Shares otherwise issuable or deliverable to the Participant pursuant to this Agreement having a Fair Market Value equal to the minimum statutory withholding, or (iii) a combination of clauses (i) and (ii); provided, that if the Participant has not made satisfactory arrangements to satisfy the applicable tax withholding requirements prior to the vesting date of any Restricted Stock Units, then the Company shall satisfy such tax withholding requirements in accordance with clause (ii) hereof or by withholding the applicable amount from any other payment due to the Participant. The value of any Shares delivered or withheld as payment in respect of withholding tax requirements shall be determined by reference to the Fair Market Value of such Shares as of the date of such withholding or delivery.

17. Award Subject to Plan and Management Stockholders Agreement. The Participant hereby acknowledges that the Participant has received and read a copy of the Plan and agrees that the Participant will contemporaneously with the grant of the Restricted Stock Units enter into and be bound by (or has already entered into and is bound by) the Management Stockholders Agreement. The Restricted Stock Units and the Shares received upon vesting of the Restricted Stock Units are subject to the Plan and the Management Stockholders Agreement. The terms and provisions of the Plan and the Management Stockholders Agreement, as each may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Management Stockholders Agreement, the applicable terms and provisions of the Plan or the Management Stockholders Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Management Stockholders Agreement, the applicable terms and provisions of the Management Stockholders Agreement will govern and prevail.

18. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but, subject to the terms and conditions of the Plan and this Agreement, only by a written instrument executed by the parties hereto.

19. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

20. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

21. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant or the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

22. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

23. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.

24. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Restricted Stock Units contemplated hereunder, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future grants of restricted stock units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Company or Committee; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted stock units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, or end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted stock unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract. For the avoidance of doubt, this Section 24 does not limit any contractual rights that the Participant may have pursuant to any other written agreement the Participant has previously entered into with the Company.

25. Section 409A. This Agreement is intended to be exempt from and/or comply with the provisions of Section 409A of the Code and any regulations or other pronouncements promulgated thereunder (“Section 409A”). Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A, including, without limitation, by delaying the issuance of the Shares contemplated hereunder. Notwithstanding anything herein to the contrary, if at the time of a Participant’s “Separation from Service” within the meaning of Section 409A, the Participant is a “specified employee” as defined in Section 409A and a delay in the issuance of Shares as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Committee shall delay such issuance until the date that is six months and one day following the Participant’s Separation from Service (or the earliest date as is permitted under Section 409A). The Committee shall implement the provisions of this Section 25 in good faith; provided, that neither the Company, the Committee, the Board, nor any of the Company’s or its subsidiaries’ or Affiliates’ employees or representatives shall have any liability to Participants with respect to this Section 25, including any liability to compensate the Participant for the delay in issuance (through payment of interest or otherwise).

26. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

27. Acceptance. This Agreement shall not be enforceable until it has been executed by the Participant.

[Signature page follows.]

By:	SERENA SOFTWARE INC.

By:
Its:

Acknowledged and Agreed
as of the date first written above:

Print Name:

SPOUSAL CONSENT (if applicable):

The undersigned spouse of the Participant has read and hereby approves the terms and conditions of this Agreement. In consideration of the Company granting his or her spouse the Restricted Stock Units, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan, this Agreement and the Management Stockholders Agreement and, if the undersigned resides in a community property state, further agrees that any community property interest shall be similarly bound.

(Signature of Spouse)
Print Name:

Date: